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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                TEREX CORPORATION

                            Dated as of March 9, 1998



                               ARTICLE I. OFFICES


         1.1. Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

         1.2. Registered Office. The registered office of the Corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware may be, but need not be, identical with the principal office in the State of Delaware, and the address of the registered office may be changed from time to time by resolution of the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.

                            ARTICLE II. STOCKHOLDERS

         2.1. Annual Meetings. (a) The annual meeting of the stockholders shall be held at such place, on such date and at such time as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day fixed as herein provided for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

                  (b) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this bylaw, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.1.

                  (c) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (III) of Section 2.1(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation

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not less than sixty (60) days nor more than  ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty
(30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being name in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (d) Notwithstanding anything in the second sentence of Section 2.1(c) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth
(10th) day following the day on which such public announcement is first made by the Corporation.

                  (e) Only such persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these bylaws. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these bylaws. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defective proposed business or nomination shall be disregarded.

                  (f) For purposes of these bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly

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filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14, or 15(d) of the Exchange Act.

                  (g) Notwithstanding  the foregoing  provisions of this Section
2.1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         2.2 Special Meetings. (a) Except as otherwise set forth in the certificate of inCorporation, special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors or by the person or in the manner designated by the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

                  (b) Nominations for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be selected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this
Section 2.2, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.2. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice complies with the notice requirements set forth in clause (i) of Section 2.1(c) and is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to the date of such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         2.3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made or if a special meeting be otherwise called, the place of meeting shall be at the principal executive offices of the Corporation.

         2.4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) days (unless a longer period is required by law) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary or other officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock record books of the Corporation, with postage thereon prepaid.

         2.5. Adjournment. The Board of Directors may postpone or reschedule any previously scheduled special meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. No notice of the time or place of an adjournment need be given if the

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time and place are  announced at the meeting at which an  adjournment  is taken, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat. Unless a new record date for the adjourned meeting is fixed, the determination of stockholders of record entitled to notice of or to vote at the meeting at which adjournment is taken shall apply to the adjourned meeting.

         2.6. Fixing of Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a date as the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a date as the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed, the record date for determining:

                  (a) stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

                  (b) stockholders entitled to express consent to a corporate action in writing without a meeting, when no prior action of the Board of Directors is necessary, shall be the first day on which a signed written consent is delivered to the Corporation in accordance with applicable law;

                  (c) stockholders entitled to express consent to a corporate action in writing without a meeting, when prior action of the Board of Directors is necessary, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and

                  (d) stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         2.7. Voting Records. The officer having charge of the stock transfer books for shares of the Corporation shall, at least ten (10) days before each meeting of stockholders, make a complete record of the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of

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each stockholder, the number of shares of each class of stock of the Corporation entitled to vote registered in the name of each stockholder and the total number of votes to which each stockholder is entitled. Such record shall be produced and kept open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held as specified in the notice of the meeting or at the place of the meeting. The record shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder present. The original stock transfer books shall be the only evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

         2.8 Quorum; Required Vote. Except as otherwise provided in the Certificate of InCorporation or as may be required by law, a quorum at a meeting of stockholders will exist if shares of the Corporation holding a majority of all votes entitled to be cast at such meeting are represented in person or by proxy. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. In all matters other than the election of directors, the affirmative vote of the holders of a majority of the votes represented at the meeting in person or by proxy voting together as one class shall be the act of the stockholders, unless a greater vote is required by law or the certificate of inCorporation. Unless otherwise required by law or the certificate of inCorporation, directors shall be elected by a plurality of the votes of shares represented at the meeting in person or by proxy and entitled to vote on the election of directors. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date, or time. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         2.9. Conduct of Meeting. (a) Such person as the Board of directors may have designated or, in the absence of such a person, the Chairman of the Board, or, in his or her absence, the President or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

                  (b) The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

         2.10. Proxies. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed with the Corporation in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission

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created  pursuant to this  paragraph may be  substituted  or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Unless otherwise provided in the proxy and supported by sufficient interest, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the stockholder to the presiding officer during the meeting. The presence of a stockholder who has filed his proxy shall not of itself constitute a revocation. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

         2.11. Voting of Shares. (a) Each outstanding share of stock of the Corporation shall be entitled to that number of votes, if any, upon each matter submitted to a vote at a meeting of stockholders as provided in or in accordance with the certificate of inCorporation.

                  (b) All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

                  (c) The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

         2.12. Voting of Shares by Certain Holders. (a) Other Corporations. Shares standing in the name of another Corporation may be voted either in person or by proxy, by the president of such Corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other Corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, of the designation of some other person by the board of directors or the bylaws of such other Corporation.

                  (b) Legal Representatives and Fiduciaries. Shares held by any administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors may be voted by duly executed proxy, without a transfer of such shares to his name. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the signer's authority to act in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

                  (c) Pledgees. A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer of the shares the pledger

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has  expressly  authorized  the  pledgee to vote the shares and  thereafter  the pledgee or his proxy shall be entitled to vote the shares so transferred.

                  (d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another Corporation if a majority of the shares entitled to vote for the election of directors of such other Corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this Corporation in a fiduciary capacity or held by such other Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

                  (e) Joint Holders. Shares of record in the names of two or more persons or shares to which two or more persons have the same fiduciary relationship, unless the Secretary of the Corporation is given notice otherwise and furnished with a copy of the instrument creating the relationship, may be voted as follows:

                           (i) If voted by an  individual,  his vote  binds  all
holders.

                           (ii) If voted by more than one holder,  the  majority
vote binds all, unless the vote
is evenly split in which case the shares may be voted proportionally, or according to the ownership interest as shown in the instrument filed with the Secretary of the Corporation.

         2.13. Waiver of Notice by Stockholders. Whenever any notice whatever is required to be given to any stockholder of the Corporation under the certificate of inCorporation or bylaws or any provision of the Delaware General Corporation Law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute waiver of notice of such meeting, except when the person attends for the express purpose of objecting to the transaction of any business. Neither the business nor purpose of any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in the waiver.

         2.14. Stock List. (a) A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

               (b) The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                         ARTICLE III. BOARD OF DIRECTORS

     3.1.Number, Election, and Term of Directors. Subject to the rights of the holders of any series of preferred stock to elect directors under specified

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                                       8

circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. Except as otherwise set forth in the certificate of incorporation, each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified, or until his prior death, resignation or removal. Directors need not be residents of the State of Delaware or stockholders of the corporation.

         3.2. Newly Created Directorships and Vacancies. Subject to applicable law and to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the Directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

         3.3. Removal and Resignation. Except as otherwise set forth in the certificate of incorporation, a director may be removed from office by affirmative vote of a majority of the votes represented by outstanding shares entitled to vote for the election of such director taken at a meeting of stockholders called for that purpose. A director may resign at any time by filing his written resignation with the Secretary of the Corporation.

         3.4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of stockholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of stockholders which precedes it, or such other suitable place as may be announced at such meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

         3.5. Special Meetings. Except as otherwise set forth in the certificate of inCorporation, special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, President, Secretary or any two (2) or more directors. The individual(s) calling any special meeting of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed the place of the meeting shall be at the principal executive offices of the Corporation.

         3.6 Notice; Waiver. Notice of each special meeting of the Board of Directors shall be given by written notice to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary, by mailing such notice not less than seventy-two (72) hours prior thereto or by personal delivery, telephone, or facsimile transmission of such notice not less than twenty-four (24) hours prior thereto. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Whenever

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                                       9

any notice whatever is required to be given to any director of the Corporation under the certificate of inCorporation or bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the sole purpose of objecting thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

         3.7 Quorum. Except as otherwise provided by law or by the certificate of inCorporation or these bylaws, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. A majority of the directors present (though less than such quorum) may adjourn the meeting to another place, date, or time without further notice or waiver thereof.

         3.8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the certificate of inCorporation or these bylaws.

         3.9. Conduct of Meetings. The Chairman of the Board or, in his absence, the President or, in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

         3.10. Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

               (a) To declare dividends from time to time in accordance with law;

               (b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

               (c) To authorize the creation, making, and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

               (d) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

               (e) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

               (f) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

               (g) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees, and agents of the Corporation and its subsidiaries as it may determine; and

               (h) To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the Corporation's business and affairs.

         3.11. Compensation. (a) Unless otherwise restricted by the certificate of inCorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or paid a stated salary and/or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for serving on a committee and/or attending committee meetings.

                  (b) The Board of Directors shall also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.

         3.12. Presumption of Assent. Solely for the purposes of Section 174 of the Delaware General Corporation Law, a director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         3.13. Unanimous Consent without Meeting. Any action required or permitted by the certificate of inCorporation or bylaws or any provision of law to be taken by the Board of Directors at a meeting or by a resolution of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, filed with the minutes of the proceedings, shall be signed by all of the directors then in office or comprising such committee.

                             ARTICLE IV. COMMITTEES

         4.1. Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

         4.2. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.


                               ARTICLE V. OFFICERS

         5.1. Number. The principal officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.

         5.2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successors shall have been duly elected or until his prior death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Failure to elect officers shall not dissolve or otherwise affect the Corporation.

         5.3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

         5.4. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

         5.5 The Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the stockholders and of the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chairman of the Board. He shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize the President or any other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

         5.6. The President. The President shall be the chief operating officer of the Corporation, and if there shall be no Chairman of the Board, the Chief Executive Officer of the Corporation) and, subject to the control of the Board of Directors, shall assist the Chairman of the Board in supervising and controlling all of the business and affairs of the Corporation. In the absence of the Chairman of the Board or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the Chairman of the Board to act personally, the President shall perform the duties of the Chairman of the Board and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board. He shall, in the absence of the Chairman of the Board, when present, preside at all meetings of the stockholders and of the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors and to the approval of the Chairman of the Board, to appoint such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         5.7. The Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or, in the event there shall be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President or the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President.

         5.8. The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the stockholders and the Board of Directors in one or more books provided for the purpose; (b) attest instruments to be filed with the Secretary of State; (c) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (d) be custodian of the corporate records and of the seal of the Corporation, if any, and see that the seal of the Corporation, if any, is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (e) keep or arrange for the keeping of a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholders; (f) sign with the Chairman of the Board, the President or any Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of the Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

         5.9. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.4; and (c) in general perform all of the duties and exercise such other authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         5.10. Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or any Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         5.11. Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be an assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

         5.12. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

         5.13. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

         5.14. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other Corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

            ARTICLE VI. CONTRACTS, CHECKS AND SPECIAL CORPORATE ACTS

         6.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments or assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the Chairman of the Board, the President or any Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

         6.2. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

         6.3. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other Corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other Corporation by the Chairman of the Board, the President, any Vice President, the Treasurer, or the Secretary of this Corporation, and (b) whenever, in the judgment of the Chairman of the Board or in his absence, of the President, or in their absence, any Vice President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other Corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of this Corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal, if any, or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other Corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

             ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         7.1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board, the President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books for the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 7.6.

         7.2. Facsimile Signatures. The signatures of any officers of the Corporation upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the Corporation itself or an employee of the Corporation.

         7.3. Signature by Former Officers. In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         7.4. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Transfers of shares shall be made only upon the books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the Corporation. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors. Where a transfer of shares is made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the shares are presented, both the transferor and the transferee so request.

         7.5. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

         7.6. Lost, Destroyed or Stolen Certificates. Where the owner claims that his certificates for shares have been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

         7.7. Consideration of Shares. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, consistent with the law of the State of Delaware.

         7.8. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Delaware as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

         7.9. Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion, or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

                  (b) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                               ARTICLE VIII. SEAL

         8.1. The Board of Directors may provide for a corporate seal in an appropriate form or may provide that the Corporation shall have no seal.

                             ARTICLE IX. AMENDMENTS

         9.1. By Stockholders. Except as otherwise set forth herein, in the certificate of inCorporation or required by law, these bylaws may be adopted, amended or repealed by the stockholders entitled to vote at the stockholders annual meeting without prior notice, or at any other meeting provided the amendment under consideration has been set forth in the notice of meeting, by the affirmative vote of not less than two-thirds of the votes present or represented by outstanding shares at any meeting at which a quorum is in attendance.

         9.2. By Directors. Except as otherwise set forth herein in the certificate of inCorporation or required by law, the Board of Directors is expressly authorized to adopt, alter, amend, or repeal these bylaws by the affirmative vote of a majority of the Board of Directors at any meeting at which a quorum is present.

         9.3. Implied Amendments. Any action taken or authorized by the Board of Directors which would be inconsistent with these bylaws, but is taken or authorized by the affirmative vote of not less than the number of votes or the number of directors required to amend the bylaws to conform with such action, shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

                           ARTICLE X. INDEMNIFICATION

         10.1. Mandatory Indemnification. (a) In all cases other than those set forth in Section 10.1(b) hereof and subject to the conditions and limitations set forth hereinafter in this Article X, the Corporation shall indemnify and hold harmless any person who is or was a party, or is threatened to be made a party, to any Action (see Section 10.17 for definitions of capitalized terms used herein) by reason of his or her status as an Executive and/or as to acts performed in the course of such Executive's duties to the Corporation and/or an Affiliate, against Liabilities and reasonable Expenses incurred by or on behalf of an Executive in connection with any Action, including, without limitation, in connection with the investigation, defense, settlement or appeal of any Action; provided, that it is not determined by the Authority, or by a court, pursuant to
Section 10.3 that the Executive engaged in misconduct which constitutes a Breach of Duty.

                  (b) To the extent an Executive has been successful on the merits or otherwise in connection with any Action, including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such Action where the Executive does not pay, incur or assume any material Liabilities, or in connection with any claim, issue or matter therein, he or she shall be indemnified by the Corporation against reasonable Expenses incurred by or on behalf of him or her in connection therewith. The Corporation shall pay such Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 10.2), or to such other person or entity as the Executive may designate in writing to the Corporation, within ten (10) days after the receipt of the Executive's written request therefor, without regard to the provisions of Section 10.3. In the event the Corporation refuses to pay such requested Expenses the Executive may petition a court to order the Corporation to make such payment pursuant to Section 10.4.

                  (c)  Notwithstanding  any other  provision  contained  in this
Article X to the contrary, the Corporation shall not:

                       (i) indemnify, contribute or advance Expenses to an Executive with respect to any Action initiated or brought voluntarily by the Executive and not by way of defense, except with respect to Actions:

                            (1) brought  to  establish  or  enforce  a  right to
indemnification, contribution and/or an advance of Expenses under Section 10.4, under the Statute as it may then be in effect or under any other applicable statute or law or otherwise as required;

                            (2)  initiated   or   brought   voluntarily   by  an
Executive to the extent such Executive is successful on the merits or otherwise in connection with such an Action in accordance with and pursuant to Section 10.1(b); or

                            (3)  as  to   which  the   Board  determines  it  be
appropriate.

                       (ii) indemnify an Executive against judgments, fines or penalties incurred in a Derivative Action if the Executive is finally adjudged liable to the Corporation by a court (unless the court before which such Derivative Action was brought determines that the Executive is fairly and reasonably entitled to indemnity for any or all of such judgments, fines or;

                       (iii) indemnify an Executive under this Article X for any amounts paid in settlement of any Action effected without the Corporation's written consent.

                  (d) The Corporation shall not settle any Action in any manner which would impose any Liabilities or other type of limitation on the Executive without the Executive's written consent. Neither the Corporation nor the Executive shall unreasonably withhold their consent to any proposed settlement.

                  (e) An Executive's conduct with respect to an employee benefit plan sponsored by or otherwise associated with the Corporation and/or an Affiliate for a purpose he or she reasonably believes to be in the interests of the participants in and beneficiaries of such plan is conduct that does not constitute a breach or failure to perform his or her duties to the Corporation or an Affiliate, as the case may be.

         10.3. Advance for Expenses. (a) The Corporation shall pay to an Executive, or to such other person or entity as the Executive may designate in writing to the Corporation, his or her reasonable Expenses incurred by or on behalf of such Executive in connection with any Action, or claim, issue or matter associated with any such Action, in advance of the final disposition or conclusion of any such Action (or claim, issue or matter associated with any such Action), within ten (10) days after the receipt of the Executive's written request therefor; provided, the following conditions are satisfied:

                       (i) the Executive has first requested an advance of such Expenses in writing (and delivered a copy of such request to the Corporation) from the insurance carrier(s), if any, to whom a claim has been reported under an applicable insurance policy purchased by the Corporation and each such insurance carrier, if any, has declined to make such an advance;

                       (ii) the Executive furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and

                       (iii) the Executive furnishes to the Corporation an executed written agreement to repay any advances made under this Section 10.2 if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to this Article X.

                  (b) If the Corporation makes an advance of Expenses to an Executive pursuant to this Section 10.2, the Corporation shall be subrogated to every right of recovery the Executive may have against any insurance carrier from whom the Corporation has purchased insurance for such purpose.

         10.4.  Determination  of  Right  to  Indemnification.   (a)  Except  as
otherwise set forth in this Section 10.3 or in Section 10.1(c), any indemnification to be provided to an Executive by the Corporation under Section 10.1(a) upon the final disposition or conclusion of any Action, or any claim, issue or matter associated with any such Action, unless otherwise ordered by a court, shall be paid by the Corporation to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 10.2), or to such other person or entity as the Executive may designate in writing to the Corporation, within sixty (60) days after the receipt of the Executive's written request therefor. Such request shall include an accounting of all amounts for which indemnification is being sought. No further corporate authorization for such payment shall be required other than this Section 10.3(a).

                  (b)  Notwithstanding  the  foregoing,   the  payment  of  such
requested indemnifiable amounts pursuant to Section 10.1(a) may be denied by the Corporation if:

                           (i)  the Board by a majority vote thereof determines
that the Executive has engaged in misconduct which constitutes a Breach of Duty; or

                           (ii) a majority of the  directors of the  Corporation
is party in interest to such Action.

                  (c) In either event of nonpayment pursuant to Section 10.3(b), the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the Executive has engaged in misconduct which constitutes a Breach of Duty and, therefore, whether indemnification of the Executive is proper pursuant to this Article X.

                  (d) Such independent determination shall be made, at the option of the Executive(s) seeking indemnification, by (i) a panel of three arbitrators (selected as set forth below in Section 10.3(f) from the panels of arbitrators of the American Arbitration Association) in New York, New York, in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association; (ii) an independent legal counsel mutually selected by the Executive(s) seeking indemnification and the Board by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such Action (or, if such quorum is not obtainable, by the majority vote of the entire Board); or (iii) a court in accordance with Section 10.4.

                  (e) In any such determination there shall exist a rebuttable presumption that the Executive has not engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation.

                  (f) If a panel of arbitrators is to be employed hereunder, one of such arbitrators shall be selected by the Board by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such Action (or, if such quorum is not obtainable, by an independent legal counsel chosen by the majority vote of the entire Board), the second by the Executive(s) seeking indemnification and the third by the previous two arbitrators.

                  (g) The Authority shall make its independent determination hereunder within sixty (60) days of being selected and shall simultaneously submit a written opinion of its conclusions to both the Corporation and the Executive.

                  (h) If the Authority determines that an Executive is entitled to be indemnified for any amounts pursuant to this Article X, the Corporation shall pay such amounts to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 10.2), including interest thereon as provided in Section 10.6(c), or to such other person or entity as the Executive may designate in writing to the Corporation, within ten (10) days of receipt of such opinion.

                  (i) The Expenses associated with the indemnification process set forth in this Section 10.3, including, without limitation, the Expenses of the Authority selected hereunder, shall be paid by the Corporation.

         10.5. Court-Ordered Indemnification and Advance for Expenses. (a) An Executive may, either before or within two years after a determination, if any, has been made by the Authority, petition the court before which such Action was brought or any other court of competent jurisdiction to independently determine whether or not he or she has engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification under the provisions of this
Article X. Such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination. An Executive may petition a court under this Section 10.4 either to seek an initial determination by the court as authorized by Section 10.3(d) or to seek review by the court of a previous adverse determination by the Authority.

                  (b) The court shall make its independent determination irrespective of any prior determination made by the Authority; provided, however, that there shall exist a rebuttable presumption that the Executive has not engaged in misconduct which constitutes a Breach of Duty and is therefore entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation.

                  (c) In the event the court determines that an Executive has engaged in misconduct which constitutes a Beach of Duty, it may nonetheless order indemnification to be paid by the Corporation if it determines that the Executive is fairly and reasonably entitled to indemnification in view of all of the circumstances of such Action.

                  (d) In the event the Corporation does not (i) advance Expenses to the Executive within ten (10) days of such Executive's compliance with
Section 10.2; or (ii) indemnify an Executive with respect to requested Expenses under Section 10.1(b) within ten (10) days of such Executive's written request therefor, the Executive may petition the court before which such Action was brought, if any, or any other court of competent jurisdiction to order the Corporation to pay such reasonable Expenses immediately. Such court, after giving any notice it considers necessary, shall order the Corporation to pay such Expenses if it determines that the Executive has complied with the applicable provisions of Section 10.2 or 10.1(b), as the case may be.

                  (e) If the court determines pursuant to this Section 10.4 that the Executive is entitled to be indemnified for any Liabilities and/or Expenses, or to the advance of Expenses, unless otherwise ordered by such court, the Corporation shall pay such Liabilities and/or Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 10.2), including interest thereon as provided in Section 10.6(c) or to such other person or entity as the Executive may designate in writing to the Corporation, within ten (10) days of the rendering of such determination.

                  (f) An Executive shall pay all Expenses incurred by such Executive in connection with the judicial determination provided in this Section 10.4, unless it shall ultimately be determined by the court that he or she is entitled, in whole or in part, to be indemnified by, or to receive an advance from, the Corporation as authorized by this Article X. All Expenses incurred by an Executive in connection with any subsequent appeal of the judicial determination provided for in this Section 10.4 shall be paid by the Executive regardless of the disposition of such appeal.

         10.6. Termination of an Action Is Nonconclusive. The adverse termination of any Action against an Executive by judgment, order, settlement or conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the Executive has engaged in misconduct which constitutes a Breach of Duty.

         10.7. Partial Indemnification; Reasonableness; Interest. (a) If it is determined by the Authority, or by a court, that an Executive is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any Action, the Authority, or the court, shall authorize the proration and payment by the Corporation of such Liabilities and/or reasonable Expenses with respect to which indemnification is sought by the Executive, among such claims, issues or matters as the Authority, or the court, shall deem appropriate in light of all of the circumstances of such Action.

                  (b) If it is determined by the Authority, or by a court, that certain Expenses incurred by or on behalf of an Executive are for whatever reason unreasonable in amount, the Authority, or the court, shall nonetheless authorize indemnification to be paid by the Corporation to the Executive for such Expenses as the Authority, or the court, shall deem reasonable in light of all of the circumstances of such Action.

                  (c) Interest shall be paid by the Corporation to an Executive, to the extent deemed appropriate by the Authority, or by a court, at a reasonable interest rate, for amounts for which the Corporation indemnifies or advances to the Executive.

         10.8. Insurance; Subrogation. (a) The Corporation may purchase and maintain insurance on behalf of any person who is or was an Executive of the Corporation, and/or is or was serving as an Executive of an Affiliate, against Liabilities and/or Expenses asserted against him or her and/or incurred by or on behalf of him or her in any such capacity or arising out of his or her status as such an Executive, whether or not the Corporation would have the power to indemnify him or her against such Liabilities and/or Expenses under this Article X or under the Statute as it may then be in effect. Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Corporation and/or any Executive under this Article X. Such insurance may, but need not, be for the benefit of all Executives of the Corporation and those serving as an Executive of an Affiliate.

                  (b) If an Executive shall receive payment from any insurance carrier or from the plaintiff in any Action against such Executive in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the Corporation pursuant to this Article X, such Executive shall promptly reimburse the Corporation for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Corporation to such Executive exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible, retention or coinsurance-insurance amounts, shall not be deemed to be payments to such Executive hereunder.

                  (c) Upon payment of indemnified amounts under this Article X, the Corporation shall be subrogated to such Executive's rights against any insurance carrier in respect of such indemnified amounts and the Executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the Corporation shall deem necessary or advisable to secure such rights. The Executive shall do nothing to prejudice such rights of recovery or subrogation.

         10.9. Witness Expenses. The Corporation shall advance or reimburse any and all reasonable Expenses incurred by or on behalf of an Executive in connection with his or her appearance as a witness in any Action at a time when he or she has not been formally named a defendant or respondent to such an Action, within ten (10) days after the receipt of an Executive's written request therefor.

         10.10. Contribution. (a) Subject to the limitations of this Section 10.9, if the indemnity provided for in Section 10.1 is unavailable to an Executive for any reason whatsoever, the Corporation, in lieu of indemnifying the Executive, shall contribute to the amount incurred by or on behalf of the Executive, whether for Liabilities and/or for reasonable Expenses in connection with any Action in such proportion as deemed fair and reasonable by the Authority, or by a court, in light of all of the circumstances of any such Action, in order to reflect:

                          (i)  the relative benefits received by the Corporation
and the Executive as a result of the event(s) and/or transaction(s) giving cause to such Action; and/or

                          (ii) the relative fault of the  Corporation  (and its
other Executives, employees and/or agents) and the Executive in connection with such event(s) and/or transaction(s).

                  (b) The relative fault of the Corporation (and its other Executives, employees and/or agents) on the one hand, and of the Executive, on the other hand, shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Liabilities and/or Expenses. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 10.9 were determined by pro rata allocation or any other method of allocation which does not take into account the foregoing equitable considerations.

                  (c) An Executive shall not be entitled to contribution from the Corporation under this Section 10.9 in the event it is determined by the Authority, or by a court, that the Executive has engaged in misconduct which constitutes a Breach of Duty.

                  (d) The Corporation's payment of, and an Executive's right to, contribution under this Section 10.9 shall be made and determined in accordance with and pursuant to the provisions in Sections 10.3 and/or 10.4 relating to the Corporation's payment of, and the Executive's right to, indemnification under this Article X.

         10.11. Indemnification of Employees. Unless otherwise specifically set forth in this Article X, the Corporation shall indemnify and hold harmless any person who is or was a party, or is threatened to be made a party to any Action by reason of his or her status as, or the fact that he or she is or was an employee or authorized agent or representative of the Corporation and/or an Affiliate as to acts performed in the course and within the scope of such employee's, agent's or representative's duties to the Corporation and/or an Affiliate, in accordance with and to the fullest extent permitted by the Statute as it may then be in effect.

         10.12. Severability. If any provision of this Article X shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article X contravenes public policy, this Article X shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further Action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the Corporation shall indemnify and hold harmless an Executive as to Liabilities and reasonable Expenses with respect to any Action to the full extent permitted by any applicable provision of this Article X that shall not have been invalidated and to the full extent otherwise permitted by the Statute as it may then be in effect.

         10.13. Nonexclusivity of Article X. The right to indemnification, contribution and advancement of Expenses provided to an Executive by this
Article X shall not be deemed exclusive of any other rights to indemnification, contribution and/or advancement of Expenses which any Executive or other employee or agent of the Corporation and/or of an Affiliate may be entitled under any charter provision, written agreement, resolution, vote of stockholders or disinterested directors of the Corporation or otherwise, including, without limitation, under the Statute as it may then be in effect, both as to acts in his or her official capacity as such Executive or other employee or agent of the Corporation and/or of an Affiliate or as to acts in any other capacity while holding such office or position, whether or not the Corporation would have the power to indemnify, contribute and/or advance Expenses to the Executive under this Article X or under the Statute: provided that it is not determined that the Executive or other employee or agent has engaged in misconduct which constitutes a Breach of Duty.

         10.14. Notice to the Corporation; Defense of Actions. (a) An Executive shall promptly notify the Corporation in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any Action which may result in a claim of indemnification, contribution or advancement of Expenses hereunder, but the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to the Executive otherwise than under this Agreement unless the Corporation shall have been irreparably prejudiced by such omission.

                  (b) With respect to any such Action as to which an Executive notifies the Corporation of the commencement thereof:

                           (i)  The Corporation shall be entitled to participate
 therein at its own expense; and

                           (ii)  Except  as  otherwise  provided  below,  to the
extent that it may wish, the Corporation ( or any other indemnifying party, including any insurance carrier, similarly notified by the Corporation or the Executive) shall be entitled to assume the defense thereof, with counsel selected by the Corporation (or such other indemnifying party) and reasonably satisfactory to the Executive.

                  (c) After notice from the Corporation (or such other indemnifying party) to the Executive of its election to assume the defense of an Action, the Corporation shall not be liable to the Executive under this Article X for any Expenses subsequently incurred by the Executive in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Executive shall have the right to employ his or her own counsel in such Action but the Expenses of such counsel incurred after notice from the Corporation (or such other indemnifying party) of its assumption of the defense thereof shall be at the expense of the Executive unless (i) the employment of counsel by the Executive has been authorized by the Corporation;
(ii) the Executive shall have reasonably concluded that there may be a conflict of interest between the Corporation (or such other indemnifying party) and the Executive in the conduct of the defense of such Action; or (iii) the Corporation (or such other indemnifying party) shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the Expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Derivative Action or any Action as to which the Executive shall have made the conclusion provided for in clause (ii) above.

         10.15. Continuity of Rights and Obligations. The terms and provisions of this Article X shall continue as to an Executive subsequent to his or her Termination Date and such terms and provisions shall inure to the benefit of the heirs, estate, executors and administrators of such Executive and the successors and assigns of the Corporation, including, without limitation any successor to the Corporation by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the Corporation. Except as provided herein, all rights and obligations of the Corporation and the Executive hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Corporation's Certificate of InCorporation, as it is in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or stockholders of the Corporation, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Corporation and/or of the Executive hereunder.

         10.16. Amendment. (a) This Article X may only be altered, amended or repealed by the affirmative vote of a majority of the stockholders of the Corporation so entitled to vote; provided, however, that the Board may alter or amend this Article X without such stockholder approval if any such alteration or amendment:

                           (i)  is made in order to conform to any amendment or
revision of the Delaware General Corporation Law, including, without limitation, the Statute, which (A) expands or permits the expansion of an Executive's right to indemnification thereunder ; (B) limits or eliminates, or permits the limitation or elimination, of the liability of the Executives; or (C) is otherwise beneficial to the Executives; or

                           (ii)  in the  sole  judgment  and  discretion  of the
Board, does not materially adversely affect the rights and protections of the stockholders of the Corporation.

                  (b) Any repeal, modification or amendment of this Article X shall not adversely affect any rights or protections of an Executive existing under this Article X immediately prior to the time of such repeal, modification or amendment.

         10.17.   Certain Definitions.  The  following  terms  as  used in  this
Article X shall be defined as follows:

                  (a) "Action(s)" shall include, without limitation, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether predicated on foreign, federal, state or local law, whether brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, whether a Derivative Action and/or whether formal or informal.

                  (b) "Affiliate" shall include, without limitation, any Corporation, partnership, joint venture, employee benefit plan, trust, or other similar enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

                  (c) "Authority" shall mean the panel of arbitrators or independent legal counsel selected pursuant to Section 10.3 .

                  (d)  "Board"   shall  mean  the  Board  of  Directors  of  the
Corporation.

                  (e) "Breach of Duty" shall mean the Executive breached or failed to perform his or her duties to the Corporation or an Affiliate, as the case may be, and the Executive's breach of or failure to perform those duties constituted:

                       (i) a breach of his or her "duty of loyalty" (as defined herein) to the Corporation or its stockholders;

                       (ii) acts  or  omissions not in "good faith" (as  further

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defined herein) or which  involve intentional misconduct or  a knowing violation of the law;

                           (iii) a  violation  of  Section  174 of the  Delaware
General Corporation Law; or

                           (iv) a transaction  from which the Executive  derived
an improper direct personal financial profit (unless such profit is determined to be immaterial in light of all the circumstances).

In determining whether an Executive has acted or omitted to act otherwise than in "good faith," as such term is used herein, the Authority, or the court, shall determine solely whether such Executive (i) in the case of conduct in his or her "official capacity" (as defined herein) with the Corporation, believed in the exercise of his or her business judgment that his or her conduct was in the best interests of the Corporation; and (ii) in all other cases reasonably believed that his or her conduct was at least not opposed to the best interests of the Corporation.

                  (f) "Derivative Action" shall mean any Action brought by or in the right of the Corporation and/or an Affiliate.

                  (g) "Duty of loyalty" shall mean a breach of fiduciary duty by an Executive which constitutes a willful failure to deal fairly with the Corporation or its stockholders in connection with a transaction in which the Executive has a material undisclosed personal conflict of interest.

                  (h) "Executive(s)" shall mean any individual who is, was or has agreed to become a director and/or officer of the Corporation and/or an Affiliate.

                  (i) "Expenses" shall include, without limitation, any and all expenses, fees, costs, charges, attorneys' fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Executive in connection with the Action for which he or she is not otherwise compensated by the Corporation, any Affiliate, any third party or other entity and any and all other direct and indirect costs of any type or nature whatsoever.

                  (j) "Liabilities" shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, and any and all other liabilities of every type or nature whatsoever.

                  (k) "Official capacity" shall mean the office of director or officer in the Corporation, membership on any committee of directors, any other offices in the Corporation held by an Executive and any other employment or agency relationship between the Executive and the Corporation and "official capacity," as such term is used herein, shall not include service for any Affiliate or other foreign or domestic Corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

                  (l) "Statute"  shall mean  Delaware  General  Corporation  Law
Section 145 (for any successor provisions).

                  (m)  "Termination  Date"  shall  mean  the  date an  Executive
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                                       27

ceases, for whatever reason, to serve in an employment relationship with the Company and/or any Affiliate.

                                   XI. NOTICES

         11.1. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee, or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, recognized overnight delivery service or by sending such notice by facsimile, receipt acknowledged, or by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

         11.2. Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

                           ARTICLE XII. MISCELLANEOUS

         12.1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

         12.2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

         12.3. Reliance upon Books, Reports, and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         12.4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

         12.5. Time Periods. In applying any provision of these bylaws which requires that an act be done or not be done a specified number of days prior to
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                                       28

an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.